UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 16, 2019

FIRST SEACOAST BANCORP
(Exact Name of Registrant as Specified in Charter)

Federal	001-38985	84-2404519
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

633 Central Avenue, Dover, New Hampshire	03820
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:    (603) 742-4680

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Common stock, par value $0.01 per share	FSEA	The Nasdaq Stock Market LLC
Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company       ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01     Other Events.
Effective July 16, 2019, First Seacoast Bancorp (the “Company”) completed the sale of its common stock in a subscription offering in connection with the mutual holding company reorganization of Federal Savings Bank, and Federal Savings Bank changed its name to “First Seacoast Bank.”  As a result of the completion of the reorganization and offering, First Seacoast Bank is the wholly-owned subsidiary of the Company and the Company is the 55% majority-owned subsidiary of First Seacoast Bancorp, MHC, a federally-chartered mutual holding company.  The Company sold 2,676,740 shares of its common stock at a price of $10.00 per share in the subscription offering.  The Company also issued 3,345,925 shares of its common stock to the MHC and contributed 60,835 shares of its common stock and $150,000 in cash to First Seacoast Community Foundation, Inc. as part of the reorganization.  As a result of the reorganization and offering, the Company has 6,083,500 shares of common stock issued and outstanding.
For additional information, reference is made to the press release dated July 16, 2016, which is filed as an exhibit to this Form 8-K and is incorporated herein by reference.
Item 9.01     Financial Statements and Exhibits.
    (d) Exhibits
            Exhibit Description
               99.1 Press Release dated July 16, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FIRST SEACOAST BANCORP

Dated: July 17, 2019	By: /s/ James R. Brannen
James R. Brannen
President and Chief Executive Officer